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                                                                  Exhibit 10.30

                             MALLINCKRODT GROUP INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                            (EFFECTIVE JULY 1, 1994)


     Section 1. PURPOSE. The purpose of the Mallinckrodt Group Inc. Long-Term Incentive Compensation Plan (the "Plan") is to further the long-term growth and profitability of Mallinckrodt Group Inc. (the "Corporation") by offering long-term incentives in addition to current compensation to officers and other key management of the Corporation and its subsidiaries (each, a "Subsidiary"), and to provide such participating employees with an equity position in the Corporation to further align their interests with those of the shareholders of the Corporation. The Plan is intended to provide an incentive compensation opportunity to participating employees of the Corporation and its Subsidiaries which is not subject to the limitation on deductions for federal income tax purposes contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and Treasury Regulations thereunder.

     Section 2.  ADMINISTRATION; SHAREHOLDER RATIFICATION.

          (a) The Plan shall be administered by the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board"). The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations and make such interpretations and determinations as it may deem necessary or advisable for the proper administration of the Plan, and all rules, regulations, interpretations and determinations shall be binding on all participants (as defined below).

          (b) With respect to each Performance Cycle, the class of eligible participants pursuant to Section 3, the objective performance goals specified pursuant to Section 5, and the maximum award payable to any participant under
Section 4, must be disclosed to and approved by the Corporation's shareholders.


     Section 3. PARTICIPATION. Employees eligible to participate in the Plan shall consist of officers and other key management employees of the Corporation and its Subsidiaries who, in the opinion of the Committee, have significant potential for making substantial contributions to the success of the Corporation and its Subsidiaries. The Committee shall, at the beginning of each Performance Cycle (as defined below), determine, except as otherwise contemplated by the last sentence of Section 4, which of such officers and other key management employees shall participate in the Plan ("Participants") and the terms and conditions of such participation. The Committee shall report to the Board the names, classes (grades), or titles of the eligible Participants and, in general, the terms and conditions applicable to their participation with respect to a Performance Cycle. All employees designated as Participants shall be promptly advised of their participation.


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     Section 4.  LONG-TERM INCENTIVE AWARDS.  Each designated Participant who is actively employed by the Corporation or a Subsidiary on the last day of a Performance Cycle is eligible to receive a long-term incentive award under this Plan based upon the attainment of objective performance goals established by the Committee for the Performance Cycle under Section 5 hereof. A Participant must be actively employed by the Corporation or a Subsidiary thereof on the last day of a Performance Cycle to receive an incentive award for such Performance
Cycle. However, if a Participant's employment is terminated prior to the last day of a Performance Cycle by reason of the Participant's death, disability or Qualified Retirement, the Participant (or Participant's designated beneficiary in the event of his or her death), at the sole discretion of the Committee, shall be entitled to receive an amount determined by multiplying the incentive award which would have been payable had the Participant remained an employee through the last day of the Performance Cycle by a fraction, the numerator of which is the number of days during the Performance Cycle the Participant was employed by the Corporation or one of its Subsidiaries, and the denominator of which is 1,080. For purposes of this Plan, Qualified Retirement means retirement at or after age 55 except that Qualified Retirement shall not include a termination of the Participant's employment by the Corporation for Cause. If a Participant's employment with the Corporation or one of its Subsidiaries begins after the first day of a Performance Cycle, the Participant's incentive award for such Performance Cycle shall automatically be pro-rated utilizing the formula set forth in the preceding sentence.

     Section 5.  PERFORMANCE CYCLE; PERFORMANCE GOALS.

          (a) For purposes of this Plan, a Performance Cycle shall be a period of three (3) consecutive fiscal years of the Corporation. Prior to the beginning of each Performance Cycle, the Committee will establish, in writing, the objective performance goals applicable to each Participant or class of Participants for the Performance Cycle. The objective performance goals established by the Committee may be expressed in terms of financial, operating or other criteria, or any combination thereof, and may involve comparisons with respect to historical results of the Corporation and its Subsidiaries and operating groups or segments thereof, all as the Committee deems appropriate to achieve the purposes of the Plan as set forth in Section 1 hereof. However, each objective performance goal must be based upon or measured by criteria which would permit a third party, having knowledge of the relevant facts, to determine whether the objective performance goal was satisfied and calculate the amount of the award payable to a Participant.

          (b) The objective performance goals established by the Committee must preclude the discretion to increase the amount of any award payable to a Participant. However, to the extent permitted under Code Section 162(m) and the Treasury Regulations thereunder, the Committee retains the discretion to eliminate or decrease the amount of any award otherwise payable to a Participant. Notwithstanding any other provision in this Plan, neither any discretion given to the Committee with respect to Participants' incentive awards,


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or the amount payable thereunder, nor any rights given to the Committee, if any, to adjust criteria or goals relating to an incentive award, may be exercised after a Change in Control which in any way adversely affects the amount of an incentive award for the Performance Cycle in which the Change in Control occurred (or for the immediately preceding Performance Cycle, if payment with respect thereto has not been made before the Change in Control occurs), or any Participant's rights with respect to either such Performance Cycle.

     Section 6. PAYMENTS. Amounts payable under the Plan shall be paid to Participants as soon as practicable after the end of each Performance Cycle. Amounts payable under this Plan shall be paid by the Corporation as follows:
50% of a Participant's incentive award shall be paid in cash, and 50% of a Participant's incentive award shall be paid by the delivery of that number of shares of the Corporation's common stock, par value $1.00 per share, determined by dividing (i) 50% of the Participant's incentive award by (ii) the average of the means between the highest and lowest prices of the Corporation's common stock for each of the fifteen business days preceding the last day of the Performance Cycle, as reflected in the Composite Tape for New York Stock Exchange issues. Notwithstanding any other provision of this Plan to the contrary, any shares of common stock to be delivered under this Section 6 to any
Section 16 reporting persons shall by their terms not be transferable for a period of six (6) months from the date of issuance thereof; provided however, that the six (6) month limitation on transferability shall not extend to any shares delivered to any Participant following a Change in Control of the Corporation.

     Section 7.  CHANGE IN CONTROL.

          (a) Notwithstanding Section 4 hereof, in the event a Participant's employment with the Corporation is terminated following a Change in Control of the Corporation by reason of (i) a termination by the Corporation without Cause or (ii) a termination by the Participant with Good Reason, then the Participant shall receive the amount which the Participant would have received had the Participant remained an employee of the Corporation or one of its Subsidiaries through the last day of the Performance Cycle in which the Change in Control occurred, with such incentive award to be based on the actual results at the end of the Performance Cycle.

          (b) For purposes of this Plan, a "Change in Control" of the Corporation shall mean, and be deemed to have occurred, on the date of the first to occur of any of the following:

          (i) there occurs a Change in Control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 1 of Form 8-K, promulgated under the Securities Exchange Act of 1934 (the "Act") as in effect as of the first day of a Performance Cycle or, if neither item remains in effect, any regulations issued under the Act which serve similar purposes;


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          (ii)  any "person" (as such term is under in Sections 13(d) and
     14(d)(2) of the Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation owning 20% or more of the combined voting power of the Corporation's then outstanding securities, provided however that the event described in this Section 7(b)(ii) shall not be deemed to have occurred by virtue of ownership of any securities of the Corporation by the Corporation or by any employee benefit plan sponsored or maintained by the Corporation;

          (iii) individuals who, as of the first day of a Performance Cycle, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, PROVIDED HOWEVER that (1) any person becoming a director subsequent to the first day of a Performance Cycle whose election, or nomination for election, by the Corporation's shareholders, was approved by a vote of at least 70% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (iii), considered as though such person were a member of the Incumbent Board, and (2) in the event that after the first day of a Performance Cycle, the Board by a vote of at least 70% of the directors comprising the Incumbent Board shall have reduced or enlarged the size of the Board of Directors or recommended to shareholders such a reduction or enlargement, upon such reduction or enlargement having occurred, the Board of Directors as so reduced or enlarged shall thereupon constitute the Incumbent Board for all purposes including, without limitation, for the purpose of determining what thereafter constitutes the majority or 70% specified above;

          (iv) the Corporation shall have merged into or consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by shareholders of the Corporation prior to such merger or consolidation; or

          (v) the Corporation shall have sold all, or as determined by the Board, substantially all of its assets to another corporation or other entity or person.

          (c) For purposes of this Section 7 and Section 4, the term "Cause" means (i) the willful and continued failure of a Participant to perform his or her duties with the Corporation (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes the Participant has not substantially performed his or her duties, or (ii) willful misconduct materially and demonstrably injurious to the Corporation. No act or failure to act by the Participant shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable


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belief that such action or omission was in the best interest of the
Corporation. The unwillingness of the Participant to accept any or all of a change in nature or scope of his or her position, authorities or duties, a reduction in his or her total compensation or benefits, a relocation that the Participant deems unreasonable in light of his or her personal circumstances, or other action by or request of the Corporation in respect of his or her position, authority, or responsibility that the Participant reasonably deems to be contrary to this Plan, may not be considered by the Board to be a failure to perform or misconduct by the Participant. Notwithstanding the foregoing, no Participant shall be treated as having been terminated for Cause for purposes of this Plan unless and until there shall have been delivered to the Participant a copy of a resolution, duly adopted by a vote of 70% of the entire Board of Directors of the Corporation at a meeting of the Board called and held (after reasonable notice to the Participant and an opportunity for the Participant and his or her counsel to be heard before the Board) for the purpose of considering whether the Participant has been guilty of such a willful failure to perform or such willful misconduct as justifies termination for Cause hereunder, finding that in the good faith opinion of the Board the Participant has been guilty thereof and specifying the particulars thereof.

          (d) For purposes of this Section 7, a termination by the Participant will be with "Good Reason" if the resignation of the Participant is for any one or more of the following:

          (i) the Participant's resignation or retirement is requested by the Corporation other than for Cause;

          (ii) any significant change in the nature or scope of the Participant's position, authorities or duties from those existing as of the first day of the Performance Cycle;

          (iii) any reduction in the Participant's total compensation or benefits from those existing as of the first day of the Performance Cycle;

          (iv) the breach by the Corporation of any provision of this Plan or any other agreement between the Corporation and the Participant; or

          (v) the reasonable determination by the Participant that, as a result of a Change in Control of the Corporation and a change in circumstances thereafter significantly affecting his or her position, the Participant is unable to exercise the authorities and responsibilities attached to his or her position as such authorities and responsibilities exist as of the first day of the Performance Cycle.

     Section 8.  MISCELLANEOUS.

          (a) DESIGNATED BENEFICIARY. If a Participant shall die before receipt of all distributions or payments to which he or she is entitled under the Plan, distribution or


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payment of the amount to which he or she is entitled shall be made to such beneficiary as the Participant shall have designated by an instrument in writing filed with the Vice President-Human Resources of the Corporation or, in the absence of such designation, to the Participant's personal representative.

          (b) ASSETS. No assets shall be segregated or earmarked in respect of this Plan and no Participant shall have any right to assign, transfer, pledge or hypothecate his or her interest in the Plan. All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Corporation.

          (c) SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of one million (1,000,000) shares of Common Stock, which may be authorized but unissued or treasury shares.

          (d) LIABILITY. No member of the Board shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving such member's bad faith, gross negligence or fraud, for anything done or omitted to be done by such member. The Corporation will fully indemnify and hold each member of the Board harmless from any liability hereunder, except in circumstances involving such member's bad faith, gross negligence or fraud. The Corporation or the Board may consult with legal counsel, who may be counsel for the Corporation, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

          (e) AMENDMENT OR TERMINATION. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however that any such amendment, suspension or termination may not, without the Participant's consent, adversely affect any incentive awards previously made prior to the effective date of such amendment, suspension or termination. Notwithstanding the preceding sentence, no amendment of the Plan shall, without approval of the stockholders of the Corporation, result in the Plan losing its status as a protected plan under Securities and Exchange Commission Rule 16b-3 to the extent applicable.

          (f) EXPENSES. The Corporation will bear all expenses incurred by it in administering this Plan.

          (g) WITHHOLDING. The Corporation shall have the right to deduct from any payment to be made pursuant to this Plan or to otherwise require prior to the payment of any amount hereunder or the delivery of shares hereunder, payment by the Participant of any Federal, state or local taxes required by law to be withheld.



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          (h)  NO OBLIGATION.  Subject to Section 8(e) hereof, neither this Plan nor any awards made hereunder shall create any obligation on the part of the Corporation or any Subsidiary to continue this Plan, or any other existing award plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any award made pursuant to this Plan shall give any Participant or other employee any right with respect to continuance of employment by the Corporation or any of its Subsidiaries or affiliates or of any specific aggregate amount of compensation, nor shall there be a limitation in any way on the right of the Corporation or any of its Subsidiaries or affiliates by which an employee is employed to terminate such employee at any time for any reason whatsoever, nor shall this Plan nor any award made hereunder create a contract of employment.

          (i) NO ASSIGNMENT; RESOLUTION OF DISPUTES. Except as otherwise permitted under Section 8(a), no right or interest of any Participant in this Plan shall be assignable or transferable, and no right or interest of any Participant hereunder shall be subject to any lien, obligation or liability of such Participant. In the event any conflicting demands are made upon the Corporation with respect to any payments due as a result of this Plan, provided that the Corporation shall not have received prior written notice that said conflicting demands have been finally settled by court adjudication, arbitration, joint order or otherwise, the Corporation may pay to the Participant any and all amounts due hereunder, and thereupon the Corporation shall stand fully relieved and discharged of any further duties or liabilities under this Plan.

          (j) SUCCESSORS. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Corporation and the term "Corporation," wherever used in this Plan, shall include any such corporation or organization after such succession.

          (k) GOVERNING LAW. This Plan and all actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

          (l) SHAREHOLDER APPROVAL. The Plan was adopted by the Board on June 15, 1994. The Plan and any incentive awards granted hereunder shall be null and void if stockholder approval of the Plan is not obtained within twelve (12) months of the adoption of the Plan by the Board.


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